PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


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      Kaiser Aluminum & Chemical Corporation
- -------------------------------------------------
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      Kaiser Aluminum & Chemical Corporation
- -------------------------------------------------
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

                                [KACC Logo]



                                                             April 28, 1995


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Kaiser Aluminum & Chemical Corporation (the "Company") to be held at 10:00 a.m. on Wednesday, June 7, 1995, at 5847 San Felipe, 24th Floor, Room 2441 (Main Legal Conference Room), Houston, Texas.

     At the Annual Meeting, the holders of the Company's Common Stock, par value $.33-1/3 per share, Cumulative (1985 Series A) Preference Stock and Cumulative (1985 Series B) Preference Stock (all such holders being collectively referred to as the "Stockholders") will consider and vote, as a single class, (i) in the election of directors, (ii) upon a proposal to approve the Kaiser 1995 Executive Incentive Compensation Program, and (iii) upon such other business as may properly be presented to the Annual Meeting or any adjournments or postponements thereof.

     Each Stockholder of record at the close of business on April 28, 1995 is entitled to receive notice of and vote at the Annual Meeting and is urged to attend the Annual Meeting. Whether or not you intend to be present at the Annual Meeting, we urge you to complete, date, sign and promptly return the enclosed proxy card.

     We look forward to seeing as many of you as possible at the Annual
Meeting.


                                        /s/ George T. Haymaker, Jr.
                                        GEORGE T. HAYMAKER, JR.
                                        Chairman of the Board and
                                        Chief Executive Officer

                   KAISER ALUMINUM & CHEMICAL CORPORATION
                            6177 SUNOL BOULEVARD
                     PLEASANTON, CALIFORNIA 94566-7769


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JUNE 7, 1995


          The Annual Meeting of Stockholders (the "Annual Meeting") of Kaiser Aluminum & Chemical Corporation (the "Company") will be held at 5847 San Felipe, 24th Floor, Room 2441 (Main Legal Conference Room), Houston, Texas, on Wednesday, June 7, 1995, at 10:00 a.m., Houston time, for the following purposes:

          1. To elect six (6) directors to hold office until the Company's 1996 Annual Meeting of
               Stockholders or until their respective
               successors are elected and qualified;

          2.   To consider and vote upon a proposal to
               approve the Kaiser 1995 Executive
               Incentive Compensation Program; and

          3. To consider and transact such other business as may properly be presented to the Annual
               Meeting or any adjournments or postponements thereof.

          Holders of record of the Company's common stock, par value $.33-1/3 per share, Cumulative (1985 Series A) Preference Stock and Cumulative (1985 Series B) Preference Stock (all such holders being collectively referred to as the "Stockholders") as of the close of business on April 28, 1995 are entitled to notice of and to vote at the Annual Meeting. All Stockholders will vote as a single class at the Annual Meeting. Stockholders' lists will be available commencing May 26, 1995, and may be inspected for purposes germane to the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.

                                        By Order of the Board of Directors



                                        /s/ Byron L. Wade
                                        BYRON L. WADE
                                        Secretary


April 28, 1995


                                 IMPORTANT

          PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER ENTITLED TO VOTE AND WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

                   KAISER ALUMINUM & CHEMICAL CORPORATION
                            6177 SUNOL BOULEVARD
                     PLEASANTON, CALIFORNIA 94566-7769


                              PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JUNE 7, 1995

          This proxy statement is furnished to Stockholders (as defined below) in connection with the solicitation of proxies on behalf of the Board of Directors of Kaiser Aluminum & Chemical Corporation (the "Company"), a Delaware corporation, to be voted at an Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 7, 1995 and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of Annual Meeting. The principal executive offices of the Company are located at 6177 Sunol Boulevard, Pleasanton, California 94566-7769, telephone (510) 462-1122.

          This proxy statement, the accompanying proxy card and the Notice of Annual Meeting are being mailed to the record holders as of the close of business on April 28, 1995 of the Company's common stock, par value $.33-1/3 per share (the "Common Stock"), Cumulative (1985 Series A) Preference Stock ("1985 Series A Stock") and Cumulative (1985 Series B) Preference Stock ("1985 Series B Stock"), all such holders being collectively referred to as the "Stockholders") commencing on or about May 3, 1995. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, is being mailed to stockholders together with, but is not part of, this proxy statement and other proxy materials.

          We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return your proxy card in the enclosed envelope. If you are a holder of record, you may revoke your proxy at any time prior to its exercise at the Annual Meeting by giving notice to the Company's Secretary, by filing a later dated proxy or, if you attend the Annual Meeting, by voting your shares in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR" the election of the directors and "FOR" the approval of the Kaiser 1995 Executive Incentive Program as set forth in this proxy statement. The presence, in person or by proxy, of the holders of a majority of the shares of the Company's capital stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A plurality of the votes present, in person or by proxy, is necessary for the election of directors. Under applicable Delaware law, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal to approve the Kaiser 1995 Executive Incentive Compensation Program, but will have no effect on the outcome of the election of directors.

          The Company's Common Stock is 100% owned by Kaiser Aluminum Corporation ("KAC"). There is no established public trading market for the Common Stock. The holders of record of approximately 92.6% of the 1985 Series A Stock and approximately 45.2% of the 1985 Series B Stock are the trustees under the Trust Agreement of the Company's USWA Employee Stock Ownership Plan and the Trust Agreement of the Company's Salaried Employee Stock Ownership Plan, respectively. The trustees have agreed to vote the shares of the 1985 Series A Stock and 1985 Series B Stock held by them as directed by the beneficial owners of such shares, or with respect to shares of such stock as to which no voting instructions are received, in the same proportions as the shares as to which instructions are received are voted.

                           ELECTION OF DIRECTORS

          At the Annual Meeting, six directors will be elected by the stockholders to serve until the 1996 Annual Meeting or until their respective successors are duly elected and qualified. The six nominees receiving the highest number of votes will be elected.

          The six persons nominated for election to the Board of Directors at the Annual Meeting are Robert J. Cruikshank, George T. Haymaker, Jr., Charles E. Hurwitz, Ezra G. Levin, Robert Marcus and Robert J. Petris.
Five of such nominees, excluding Mr. Petris, are currently members of the Board of Directors. See, "Executive Officers, Directors and Nominee for Director" and "Principal Stockholders" for information concerning each of the nominees, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the Company's capital stock owned beneficially by each of them as of March 31, 1995. Each of the nominees has consented to serve as a member of the Board of Directors if elected. Paul D. Rusen is the director on the Board of Directors whose term will end at the Company's Annual Meeting upon the election of his successor.

          The persons named in the proxies will vote the shares represented thereby for the election of the foregoing named nominees except where authority has been withheld as to a particular nominee or as to all such nominees. Should any nominee decline or be unable to serve as a director of the Company, which is not anticipated, the persons named in the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR OF THE COMPANY.


                 THE BOARD OF DIRECTORS AND ITS COMMITTEES

          The Board of Directors of the Company (sometimes referred to herein as the "Board") held five meetings and acted by written consent on nine occasions during 1994. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1994, no director attended fewer than 75% of the aggregate of the meetings of the Board and all Committees on which he served.

          The Board of Directors of the Company has several standing committees, including Executive, Audit and Compensation Committees.

          The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. Its current members are Messrs. Haymaker and Hurwitz
(Chairman). The Committee held one meeting and acted by written consent six times during 1994.

          The Audit Committee presently consists of Messrs. Levin, Marcus (Chairman) and Rusen. The Audit Committee meets with appropriate Company financial and legal personnel, internal auditors and independent public accountants and reviews the internal controls of the Company and the objectivity of its financial reporting. This Committee recommends to the Board the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The independent public accountants periodically meet privately with the Audit Committee and have access to the Committee at any time. The Audit Committee met on one occasion during 1994.

          The Compensation Committee reviews and advises management, makes recommendations to the Board, and reviews and approves proposals regarding the establishment or change of benefit plans, salaries or compensation afforded the executive officers and other employees of the Company. Messrs. Cruikshank, Levin (Chairman) and Marcus currently serve as members of this Committee. The Compensation Committee met on eight occasions and acted by written consent two times during 1994.

          The Board of Directors of the Company does not have a standing nominating committee nor does it have any committee performing a similar function.

DIRECTOR COMPENSATION

          Directors who were not employees of the Company or KAC received a base fee of $30,000 for the 1994 calendar year. Non-employee directors of the Company who were also directors of MAXXAM Inc. ("MAXXAM"), KAC's parent, received director or committee fees for serving as a director of the Company and/or KAC in addition to the fees received from MAXXAM. In addition to the compensation payable as a director for 1994, the Chairman of each of the Executive, Audit and Compensation Committees was paid a fee of $3,000 per year for services as Chairman of such committee. All members of such committees received a fee of $1,500 per day per committee meeting held in person on a date other than a Board meeting date and $500 per formal telephonic committee meeting. During 1994, Messrs. Marcus and Levin received an aggregate $37,000 each and Mr. Cruikshank received an aggregate $31,917 in such director and committee fees from the Company and KAC.

          Subject to the approval of the Chairman of the Board, directors may also be paid additional ad hoc fees for extraordinary services in the amount of $750 per half day or $1,500 per day for such services. No such extraordinary services were performed during 1994. Directors were reimbursed for travel and other disbursements relating to Board and Committee meetings. Directors of the Company were also directors of KAC and received the foregoing compensation for acting in both capacities.

          In recognition of significant contributions made by Mr. Hurwitz during 1994 as Chairman of the Executive Committees of the Company and KAC, particularly dealing with international matters, and to incentivize him to continue such efforts, Mr. Hurwitz was granted a 10-year option to purchase 250,000 shares of KAC's Common Stock under the Kaiser 1993 Omnibus Stock Incentive Plan (the "Omnibus Plan") at an exercise price of $12.75, which was 20% above the closing price of $10.625 on the date of the grant, December 21, 1994. The option vests with respect to 25% on the first anniversary date of the grant and an additional 25% on each anniversary date thereafter until fully vested.


                      PROPOSAL TO APPROVE THE KAISER
               1995 EXECUTIVE INCENTIVE COMPENSATION PROGRAM

          The Kaiser 1995 Executive Incentive Compensation Program (the "Executive Program") was recommended by the Compensation Committee on March 23, 1995, adopted by the Board of Directors subject to stockholder approval, and is hereby submitted to the Stockholders of the Company for approval. A COPY OF THE EXECUTIVE PROGRAM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY AT 5847 SAN FELIPE, SUITE 2600, P. O. BOX 572887, HOUSTON, TEXAS 77257-2887, ATTENTION: BYRON L. WADE, OR CALLING (713) 267-3670. The following description of the Executive Program is qualified in its entirety by reference to the full text of the Executive Program.

          The Executive Program has been proposed so that the Company can provide performance incentives to participants while securing, to the extent practicable, a tax deduction by the Company for payments of additional incentive compensation to each participant. Participants in the Executive Program will be the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and the Chief Administrative Officer ("CAO").
The Executive Program will be administered by the Compensation Committee or a designated subcommittee thereof, comprised solely of at least two "outside directors" as such term is defined or interpreted for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code").
          The Company's Board of Directors and Compensation Committee believe that executive compensation should be closely related to the performance of the Company. The underlying philosophy of the Executive Program is that the stockholders' investment in the Company will increase if the Company's profitability equals or exceeds its cost of capital on a consistent basis. The purpose of the Executive Program is to provide incentive for the CEO, the CFO and the CAO (collectively the "Participants") to manage the Company so that it achieves such consistent profitability by establishing a compensation mechanism through which the Participants share in the increased value.

          The Executive Program is structured to achieve its objectives by:
(a) aligning the Executives' compensation with stockholder value; (b) rewarding the Participants with incentive compensation, on both a short-term and long-term basis, for managing the Company so that its profitability equals or exceeds its cost of capital; (c) providing annual compensation incentives based on yearly performance results, and long-term compensation incentives based on three-year performance results; and (d) structuring a major portion of the Participants' total compensation to be at-risk and performance-based.

          Compensation levels will be set as targets ("Target Incentives") for both the annual and long-term incentives for each of the Participants at the beginning of each annual or long-term performance period. The Target Incentives will be based on the mid-point of incentive compensation for executives with a comparator group of companies engaged in metals, mining, chemicals and similar industries with whom the Company will likely compete for managerial talent. For each one-year or three-year period, the Compensation Committee will approve performance goals for the Company and for each business unit of the Company. Such goals must be established before March 31 of each year. The performance goals will be set so that the Target Incentives can be valued at zero to three times their value, depending on the level of which profitability of the Company exceeds the cost of capital, for purposes of determining actual awards to be paid under the Executive Program. The maximum for both the annual and long-term incentive will be three times the Target Incentive, based on the applicable annual or long-term planned and actual return on assets, plus 30% of the Target Incentive, based on achievement of goals or financial accomplishments not reflected in the Company's return on assets. The Compensation Committee cannot increase but may decrease an incentive payment to be paid under the Executive Program by an amount in the range of 1% to 60% of the Target Incentive. In order for any payment to be made, the Company must achieve at least a specified minimum return on assets.

          Determination of the annual or long-term incentive award will be based on return on assets employed in the business, plus achievement of goals or financial accomplishments not reflected in the Company's return on assets. The return on assets as compared to the Company's cost of capital will determine the percentage of the Target Incentive that will be paid.

          Upon stockholder approval, the annual incentive component of the Executive Program will be retroactively effective to January 1, 1995. Any annual incentive payments will be made in cash after the announcement of the financial results of the Company for the prior fiscal year for which the performance goals were set. The first long-term performance period will be retroactively effective to January 1, 1994 and continue through December 31, 1996. Payments for the long-term incentive component of the Executive Program will be made 43% in cash and 57% in shares of Common Stock of KAC. Any stock-related awards granted pursuant to the Executive Program will be issued under the Omnibus Plan. Long-term incentive compensation will be paid in two installments, one-half during the year following the end of the three-year period and one-half during the second year following the end of
the three-year period.   The 1995 annual Target Incentives for the CEO, CFO
and CAO are $235,900, $80,800 and $74,900, respectively. The 1994 through 1996 long-term Target Incentives for the CEO, CFO and CAO are $680,400, $233,100 and $216,000, respectively. If the Executive Program had been in place for fiscal year 1994, no annual incentive payments would have been paid because the specified minimum return on assets was not achieved; and no long-term incentive payments would have been paid because any such payments, if earned, will relate to the initial three-year period of January 1, 1994 through December 31, 1996, and will not be paid, if at all, until 1997 and 1998. Further, the fact that the specified minimum return on assets was not met during 1994 has a negative impact on Target Incentives being met for the initial long-term performance period.

          The Board of Directors may terminate, suspend or amend the Executive Program, in whole or part, at any time, including the adoption of amendments deemed necessary or advisable provided stockholder approval is obtained if required by Section 162(m) of the Code.

          The Company's Compensation Committee believes that the Executive Program is performance-based and that awards thereunder should be tax deductible under Section 162(m) of the Code. The Committee intends to take all reasonable steps to maintain the Executive Program based on performance-based standards. In this regard, the Company is presenting this Executive Program for stockholder approval.

          APPROVAL OF THE EXECUTIVE PROGRAM REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S CAPITAL STOCK REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVING THE EXECUTIVE PROGRAM.

           EXECUTIVE OFFICERS, DIRECTORS AND NOMINEE FOR DIRECTOR

          The following table sets forth certain information, as of the record date, with respect to the executive officers, directors and nominee for director of the Company and KAC. All officers and directors hold office until their respective successors are elected and qualified or until earlier resignation or removal.

           NAME           POSITIONS AND OFFICES WITH THE COMPANY
 -----------------------  --------------------------------------
 George T. Haymaker, Jr.  Chairman of the Board, Chief Executive
                          Officer and Director
 Joseph A. Bonn           Vice President, Planning and
                          Administration
 John T. La Duc           Vice President and Chief Financial
                          Officer
 Anthony R. Pierno        Vice President and General Counsel
 Byron L. Wade            Vice President, Secretary and Deputy
                          General Counsel
 Robert E. Cole           Vice President, Government Affairs
 John E. Daniel           Vice President, Primary Aluminum
 Richard B. Evans         Vice President, Flat-Rolled Products
 Robert W. Irelan         Vice President, Public Relations
 Geoffrey W. Smith        Vice President, Alumina
 Lawrence L. Watts        Vice President, International
                          Development
 Charlie Alongi           Controller
 Kris S. Vasan            Treasurer
 Robert J. Cruikshank     Director
 Charles E. Hurwitz       Director and Vice Chairman
 Ezra G. Levin            Director
 Robert Marcus            Director
 Robert J. Petris         Nominee for Director

          George T. Haymaker, Jr. Mr. Haymaker, age 57, assumed the positions of Chairman of the Board and Chief Executive Officer of the Company and KAC effective January 1, 1994. From May 1993 to December 1993, Mr. Haymaker served as President and Chief Operating Officer of the Company and KAC. Mr. Haymaker was elected a director of the Company at the Company's Annual Meeting of Stockholders on June 15, 1993, and was also elected a director of KAC at KAC's Annual Meeting of Stockholders held on May 19, 1993. From 1987 to April 1993, Mr. Haymaker had been a partner in a partnership which acquires, redirects and operates small to medium sized companies in the metals industry. He served as President from February 1992 to March 30, 1993, and has been a director since July 1987 of Metalmark Corporation, which is in the business of semi-fabrication of aluminum specialty foils and extrusions. From May 1986 until February 1993, he also served as President of West Coast Sales Corp., which provides management and acquisition services. Mr. Haymaker also served as Chief Executive Officer and a director of Amarlite Architectural Products, Inc. ("Amarlite"), a producer of architectural curtain wall and entrance products, from August 1990 to April 1992 and from April 1989 to February 1993, respectively. He was a director of American Powdered Metals Company, which is engaged in the manufacture of powdered metal components, from August 1988 to March 1993, and Hayken Metals Asia Limited, which represents manufacturers of aluminum and metal products, from January 1988 to April 10, 1993. From 1984 to 1986, Mr. Haymaker served as Executive Vice President--Aluminum Operations of Alumax Incorporated, responsible for all primary aluminum and semifabricating activities. Mr. Haymaker has extensive experience in the management of businesses engaged in the production and sale of aluminum and aluminum products, including 25 years of experience in a variety of executive and managerial positions with Aluminum Company of America and its subsidiaries.

          Joseph A. Bonn. Mr. Bonn, age 51, has been Vice President, Planning and Administration of the Company and KAC since July 1989 and February 1992, respectively. Mr. Bonn has served as a Vice President of the Company since April 1987 and served as Senior Vice President-- Administration of MAXXAM from September 1991 through December 31, 1992. He was also the Company's Director of Strategic Planning from April 1987 until July 1989.

          John T. La Duc. Mr. La Duc, age 52, has been Vice President and Chief Financial Officer of KAC since June 1989 and May 1990, respectively. He has been Chief Financial Officer of the Company since January 1990 and a Vice President of the Company since June 1989. From January 1, 1993 until April 5, 1993, Mr. La Duc served as Treasurer of the Company and KAC, having previously served as Treasurer of KAC from September 1987 to May 1990. Mr. La Duc also previously served as Treasurer of the Company from September 1987 until January 1990. Since September 1990, Mr. La Duc has served as Senior Vice President of MAXXAM. Mr. La Duc also serves as a Vice President and director of MAXXAM Group Inc. ("MGI"), a wholly owned subsidiary of MAXXAM, The Pacific Lumber Company ("Pacific Lumber"), an indirect subsidiary of MAXXAM engaged in forest products operations, and Pacific Lumber's subsidiary, Scotia Pacific Holding Company ("Scotia Pacific"). He previously served as Chief Financial Officer of MAXXAM and MGI from September 1990 until December 1994 and February 1995, respectively, and of Pacific Lumber and Scotia Pacific from October 1990 and November 1992, respectively, until February 1995.

          Anthony R. Pierno. Mr. Pierno, age 62, has served as Vice President and General Counsel of the Company and KAC since January 1992.
He also serves as Senior Vice President and General Counsel of MAXXAM, positions he has held since February 1989. Mr. Pierno has also served as Vice President and General Counsel of MGI, Pacific Lumber and Scotia Pacific and as a director of MGI and Pacific Lumber since November 1993. Immediately prior to joining MAXXAM, Mr. Pierno served as partner in charge of the business practice group in the Los Angeles office of the law firm of Pillsbury, Madison & Sutro. He has served as the Commissioner of Corporations of the state of California and as chair of several committees of the State Bar of California. Mr. Pierno is Chairman of the Board of Trustees of Whittier College, and a former member and Chairman of the Board of Trustees of Marymount College.

          Byron L. Wade. Mr. Wade, age 48, has served as Vice President and Secretary of the Company and KAC since January 1992, and Deputy General Counsel of the Company and KAC since June and May 1992, respectively. Mr. Wade has also served as Vice President and Deputy General Counsel of MAXXAM since May 1990, and Secretary of MAXXAM since October 1988. He previously served as Assistant Secretary and Assistant General Counsel of MAXXAM from November 1987 to October 1988 and May 1990, respectively. Mr. Wade has served as Vice President, Secretary and Deputy General Counsel of Pacific Lumber and Scotia Pacific since June 1990 and November 1992, respectively, and as Vice President, Secretary and Deputy General Counsel of MGI since July 1990. He had previously served since 1983 as Vice President, Secretary and General Counsel of MCO Resources, Inc., a publicly traded oil and gas company, which was majority owned by MAXXAM. Since July 1993, Mr. Wade has served as a director, Vice President and Secretary of SHRP, Inc. ("SHRP"), the sole general partner of Sam Houston Race Park, Ltd., a Texas limited partnership, which operates a horse racing facility in Harris County, Texas. Since July 1993, Mr. Wade has also served as a director, Vice President and Secretary of SHRP Capital Corp. ("SHRP Capital"), a wholly owned subsidiary of Sam Houston Race Park, Ltd.

          Robert E. Cole. Mr. Cole, age 48, has been a Vice President of the Company since March 1981. Since September 1990, Mr. Cole also has served as Vice President--Federal Government Affairs of MAXXAM, MGI and Pacific Lumber. He also currently serves as Chairman of the Board of National Environmental Development Association, and as a director, Secretary and Treasurer of Global Climate Coalition, both of which are nonprofit organizations.

          John E. Daniel. Mr. Daniel, age 59, has been a Vice President of the Company since January 1992, and has been the General Manager of the Company's primary aluminum products business unit since November 1990.
From November 1990 to January 1992, he was Divisional Vice President of KAC's primary aluminum products business unit. From December 1989 to November 1990, Mr. Daniel was Reduction Plant Manager of KAC's Tacoma, Washington plant. From July 1986 to December 1989, he was Reduction Plant Manager of KAC's formerly owned Ravenswood, West Virginia plant.

          Richard B. Evans. Mr. Evans, age 47, has been a Vice President of the Company since January 1, 1992, and has been responsible for the worldwide commercial development of the Company's proprietary micromill rolling process for canstock production since April 1994. He previously served as General Manager of the Company's flat-rolled products business unit from January 1989 to April 1994. From July 1986 to January 1992, he was Divisional Vice President of the Company's flat-rolled products business unit.

          Robert W. Irelan. Mr. Irelan, age 58, has served the Company's as Vice President, Public Relations since February 1988. He has also been Vice President--Public Relations of MGI, Pacific Lumber and MAXXAM since September 1990. From June 1985 to February 1988, Mr. Irelan served as Divisional Vice President--Corporate Public Relations of the Company, and from 1968 to June 1985 he served the Company and certain affiliated companies in a variety of positions.

          Geoffrey W. Smith. Mr. Smith, age 48, has been a Vice President of the Company since January 1992, and has been General Manager of the Company's alumina business unit since December 1994. Mr. Smith previously served as Co-General Manager of the Company's alumina business unit from September 1991 through December 1994. From September 1990 to January 1992, Mr. Smith was Divisional Vice President of the Company's alumina business unit. From August 1988 to August 1990, Mr. Smith was Director of Business Development for the alumina business unit, and from 1982 to August 1988, he was Operations/Technical Manager for the Gramercy Works.

          Lawrence L. Watts. Mr. Watts, age 48, has been a Vice President of the Company since January 1992, and General Manager--International Development since April 1994. Mr. Watts previously served as Co-General Manager of the Company's alumina business unit since September 1991 until December 1994. From June 1989 to January 1992, Mr. Watts was Divisional Vice President, Governmental Affairs and Human Resources, for the alumina business unit, and from July 1988 to June 1989, he was Divisional Vice President, Public Relations and Governmental Relations, for the alumina business unit. From September 1984 to July 1988, Mr. Watts was Manager, Human Resources for the alumina business unit.

          Charlie Alongi. Mr. Alongi, age 64, has been the Controller of the Company and KAC since July 1989, and was the Assistant Controller of the Company from February 1982 until July 1989.

          Kris S. Vasan. Mr. Vasan, age 45, became Treasurer of the Company and KAC in April 1993. Mr. Vasan previously served the Company and KAC as Corporate Director of Financial Planning and Analysis from June 1990 until April 1993. From October 1987 until June 1990, he served as Associate Director of Financial Planning and Analysis.

          Robert J. Cruikshank. Mr. Cruikshank, age 64, has served as a director of the Company and KAC since January 1994. In addition, he has been a director of MAXXAM since May 1993. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement from that firm in March 1993.
Prior to its merger with Touche Ross & Co. in December 1989, Mr. Cruikshank served as Managing Partner of Deloitte Haskins & Sells from June 1974 until the merger, and served on such firm's board of directors from 1981 to 1985. Mr. Cruikshank also serves as a director and on the Compensation Committee of Houston Industries Incorporated, a public utility holding company with interests in electric utilities, cable television, coal and transportation businesses; as a director of Texas Biotechnology Incorporated; and as Advisory Director of Compass Bank--Houston.

          Charles E. Hurwitz. Mr. Hurwitz, age 54, was appointed Vice Chairman of the Company in December 1994 and has served as a director of the Company and KAC since November and October 1988, respectively. Mr. Hurwitz has also served as a member of the Board of Directors and the Executive Committee of MAXXAM since August 1978 and was elected Chairman of the Board and Chief Executive Officer of MAXXAM in March 1980. Since May 1982, Mr. Hurwitz has been Chairman of the Board and Chief Executive Officer of MGI. Since January 1, 1993, Mr. Hurwitz has also served MAXXAM and MGI as President. Since July 1993, Mr. Hurwitz has also served as a director and Chairman of the Board of SHRP and director, Chairman of the Board and President of SHRP Capital. From May 1986 until February 1993, Mr. Hurwitz served as a director of Pacific Lumber, and from December 31, 1992 until February 1993, he served as Chairman of the Board of Pacific Lumber. Mr. Hurwitz has been, since January 1974, Chairman of the Board and Chief Executive Officer of Federated Development Company ("Federated"), a New York business trust primarily engaged in the management of real estate investments.

          Ezra G. Levin. Mr. Levin, age 61, has been a director of KAC since July 1991. He has been a director of the Company since November 1988, and a director of MAXXAM since May 1978. Mr. Levin also served as a director of KAC from April 1988 to May 1990, and as a director of MGI from May 1982 through December 1993. Mr. Levin is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel. He also serves as a trustee of Federated and as a director of Pacific Lumber, Scotia Pacific and United Mizrahi Bank and Trust Company.

          Robert Marcus. Mr. Marcus, age 70, has been a director of the Company and KAC since September 1991. From 1987 to January 1992, Mr. Marcus was a partner in American Industrial Partners, a San Francisco and New York based firm specializing in private equity investments in industrial companies. From 1983 to 1991, Mr. Marcus was a director of Domtar Inc., a Canadian resource-based multi-business corporation. From 1982 to 1987, Mr. Marcus served as President and Chief Executive Officer of Alumax Inc., an integrated aluminum company.

          Robert J. Petris. Mr. Petris, age 69, has been nominated by the United Steelworkers of America ("USWA") to serve on the Board of Directors of the Company. As a result of such nomination, the Board of Directors of both KAC and the Company have nominated Mr. Petris to stand for election as a director of both KAC and the Company. Since 1977, Mr. Petris has been a member of the International Union Executive Board and Director of District 38, where he has been exposed to a wide range of issues and problems in the aluminum, steel, container and non-ferrous metals industries. Mr. Petris plans to retire from USWA this year.

                           PRINCIPAL STOCKHOLDERS

          The following tables contain information with respect to persons known to the Company to be the beneficial owners of more than 5% of the Common Stock, the 1985 Series A Stock and the 1985 Series B Stock as of March 31, 1995. For the purposes of these disclosures and the disclosure of ownership of shares by executive officers and directors below, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting for the securities, the power to dispose of or direct the disposition of the securities, or the right to acquire beneficial ownership within 60 days.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS--COMMON STOCK

        NAME AND ADDRESS OF         AMOUNT AND NATURE OF     PERCENT
         BENEFICIAL OWNER           BENEFICIAL OWNERSHIP   OF CLASS(1)
 --------------------------------  ----------------------  -----------

 Kaiser Aluminum Corporation          46,171,365 shares        100%
    5847 San Felipe, Suite 2600
    Houston, Texas 77057

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS--CUMULATIVE (1985 SERIES A) PREFERENCE STOCK

        NAME AND ADDRESS OF         AMOUNT AND NATURE OF     PERCENT
         BENEFICIAL OWNER           BENEFICIAL OWNERSHIP   OF CLASS(1)
 --------------------------------  ----------------------  -----------

 Kaiser Aluminum USWA                  673,376 shares         92.6%
    Employee Stock Ownership
     Plan(2)
    c/o Mellon Bank, N.A.
    Pittsburgh, Pennsylvania

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS--CUMULATIVE (1985 SERIES B) PREFERENCE STOCK


        NAME AND ADDRESS OF         AMOUNT AND NATURE OF     PERCENT
         BENEFICIAL OWNER           BENEFICIAL OWNERSHIP   OF CLASS(1)
 --------------------------------  ----------------------  -----------
 Kaiser Aluminum Salaried               56,127 shares         45.2%
    Employee Stock Ownership
     Plan(2)
    c/o Mellon Bank, N.A.
    Pittsburgh, Pennsylvania

- --------------------

(1) The "Percent of Class" is computed using the shares outstanding on March 31, 1995.
(2) Individual participants in such plan may direct such plan's Trustee how to vote their shares; undirected shares are voted by the Trustee in the same proportion as shares voted upon participant direction.


OWNERSHIP OF MANAGEMENT--CUMULATIVE (1985 SERIES B) PREFERENCE STOCK

       NAME AND ADDRESS OF         AMOUNT AND NATURE OF    PERCENT
         BENEFICIAL OWNER          BENEFICIAL OWNERSHIP  OF CLASS(1)
 -------------------------------  ---------------------  -----------

 All directors and executive          77.1135 shares          *
  officers of the Company as a
  group (18 persons)

- ---------------------

*    Less than 1%.
(1) The "Percent of Class" is computed using the shares outstanding on March 31, 1995.

OWNERSHIP OF PARENT OF KAC

          As of March 31, 1995, MAXXAM owned approximately 60% of the issued and outstanding capital stock in KAC on a fully diluted basis. The following table sets forth, as of March 31, 1995, the beneficial ownership of the Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock ("Class A Preferred Stock") of MAXXAM by the directors and nominees for director of the Company, and by the Company's directors and executive officers as a group:



                                                                                       % of
                                                                                     Combined
         Name of                                                            %         Voting
    Beneficial Owner          Title of Class        # of Shares(1)      of Class     Power (2)
 ----------------------  -----------------------  ------------------   ----------  ------------
 Charles E. Hurwitz      Common Stock                2,736,042(3)(4)        31.2         60.2
                         Class A Preferred Stock       657,917(3)(4)        98.3

 Ezra G. Levin           Common Stock                    1,500(3)(5)           *            *
 All directors and       Common Stock                2,772,442              31.3         60.2
 executive officers of
 the Company as a group  Class A Preferred Stock       657,917              98.3
 (18 persons)


- --------------------
*    Less than 1%.
(1) Except as may otherwise be indicated, beneficial owners have sole voting and investment power with respect to the shares listed in the table.
(2) MAXXAM's Class A preferred stock is generally entitled to ten votes per share on matters presented to a vote of that company's stockholders.
(3) Messrs. Hurwitz and Levin serve as trustees of Federated, and Mr. Hurwitz, together with members of his immediate family and trusts for the benefit thereof, owns all of the shares of beneficial interest in Federated, and his positions include Chairman of the Board and Chief Executive Officer of MAXXAM and Federated, and membership on MAXXAM's Executive Committee. In addition, Federated, Messrs. Hurwitz and Levin, and Mr. James H. Paulin, Jr., Secretary and Treasurer of Federated, may be deemed a "group" (the "Stockholder Group") within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. As of March 31, 1995, in the aggregate, the Stockholder Group beneficially owned 2,737,394 shares of MAXXAM's common stock and 658,050 shares of MAXXAM's Class A preferred stock, aggregating approximately 60.2% of the total voting power of MAXXAM. By reason of the foregoing and their relationship with the members of the Stockholder Group, Messrs. Hurwitz and Levin may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(4) Includes as of March 31, 1995 (a) 1,669,451 shares of MAXXAM's common stock owned by Federated as to which Mr. Hurwitz possesses voting and investment power, (b) 8,012 shares of MAXXAM's common stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 46,500 shares of MAXXAM's common stock owned by a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 145,592 shares of MAXXAM's common stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 72,796 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, (e) 795,312 shares of MAXXAM common stock held directly, and (f) 71,175 shares of MAXXAM's common stock that Federated may acquire in exchange for 7% Cumulative Exchangeable Preferred Stock of MCO Properties Inc.
(5)  Does not include shares owned by other members of the Stockholder
     Group.


          At March 31, 1995, 28,000,000 shares of KAC's common stock owned by MAXXAM were pledged as security for two MGI debt issues consisting of $100.0 million aggregate principal amount of 11-1/4% Senior Secured Notes due 2003 and $126.7 million aggregate principal amount of 12-1/4% Senior Secured Discount Notes due 2003.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1994:



                                                                              Long-Term Compensation
                                                                     ----------------------------------------
                                        Annual Compensation                    Awards              Payouts
                               ------------------------------------- -------------------------- -------------
          (a)             (b)      (c)         (d)          (e)           (f)           (g)          (h)            (i)
                                                           Other       Restricted
                                                           Annual        Stock       Options/        LTIP        All Other
        Name and                 Salary       Bonus     Compensation    Award(s)       SARs        Payouts      Compensation
   Principal Position    Year      ($)         ($)         ($)(1)         ($)           (#)          ($)            ($)
- ----------------------- ------ ---------- ------------ ------------- ------------- ------------ ------------- ---------------
George T. Haymaker,      1994   450,000     100,000          --            -0-        26,700         -0-          2,079(2)
Jr., Chairman and Chief  1993   291,072         -0-          --            -0-       100,000         -0-         40,443(2)
Executive Officer        1992        --          --          --             --            --          --             --

Anthony R. Pierno,(3)    1994   331,511     263,633(4)       --            -0-           -0-         -0-         55,514(5)
Vice President and       1993   321,232     290,000(4)       --            -0-           -0-         -0-         57,179(5)
General Counsel          1992   302,275     265,000(4)       --            -0-           -0-         -0-         50,123(5)

John T. La Duc, Vice     1994   240,000     103,000(6)       --            -0-(7)      9,200         -0-          4,800(11)
President and Chief      1993   240,000     100,000(6)       --            -0-           -0-         -0-          4,872(11)
Financial Officer        1992   225,000      45,000          --      1,428,967(8)     10,000(9)  192,698(10)      8,469(2)(11)

Joseph A. Bonn, Vice     1994   216,300      27,000          --            -0-(7)      8,500         -0-          4,326(11)
President, Planning and  1993   216,300         -0-          --            -0-           -0-         -0-          4,326(11)
Administration           1992   210,000      57,364(12)      --      1,428,967(8)        -0-     195,697(10)     80,884(2)(11)

Byron L. Wade,(3) Vice   1994   171,140     128,355          --            -0-           -0-         -0-         31,671(5)
President, Secretary     1993   165,833     124,412          --            -0-           -0-         -0-         30,955(5)
and Deputy General       1992   156,054      95,000          --            -0-        15,000(9)      -0-         28,854(5)
Counsel

- --------------------
(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2) Includes moving related items of $2,079 and $40,443 for Mr. Haymaker in 1994 and 1993, respectively, and $3,969 and $76,684 in 1992 for Messrs. La Duc and Bonn, respectively.
(3) Messrs. Pierno and Wade receive their compensation from MAXXAM; however the Company reimburses MAXXAM for certain allocable costs associated with the performance of services for the Company by such executive officers. The table reflects such officers' total compensation, rather than any allocated part of such compensation.
(4) Pursuant to Mr. Pierno's employment agreement, his personal loans from MAXXAM outstanding on the date of such agreement were forgiven at the rate of $15,000 per year. This amount is included as part of his bonus compensation. See, "Certain Transactions" for discussion on such personal loans.
(5) Represent matching contributions by MAXXAM during 1994, 1993 and 1992, respectively, under the MAXXAM 401(k) savings plan of $5,787, $8,994 and $4,782 and $6,000, $6,080 and $5,446 for Messrs. Pierno and Wade, respectively; and $49,727, $48,185 and $45,341 and $25,671, $24,875
     and $23,408 for Messrs. Pierno and Wade, respectively, accrued during 1994, 1993 and 1992, respectively, in respect of MAXXAM's revised capital accumulation plan pursuant to which, in general, benefits vesting 10% annually are payable upon termination of employment with MAXXAM.
(6) Includes $75,000 (to be paid over a three-year period) and $100,000 (to be paid over a four-year period), awarded for 1994 and 1993, respectively, for which the Company will be reimbursed by MAXXAM.


(7) As of December 31, 1994, Messrs. Bonn and La Duc each owned 94,873 shares of restricted common stock of KAC valued at approximately $1,031,744 for each, based on the closing price of $10.875 per share. Restrictions on such shares will be lifted on 47,436 shares on December 2, 1995 and on 47,437 shares on December 2, 1996 for each of Messrs. Bonn and La Duc. No dividends will be paid on these shares to Messrs. Bonn and La Duc during the periods of restriction. No other named executive officer held restricted stock of KAC or the Company at fiscal year end 1994.
(8) Includes payout during 1993 of $5,934 of shares of KAC's common stock issued in April 1993 as 5% of 1992 distribution, $699 in cash paid in April 1993 for fractional shares and balance of 1992 LTIP account pursuant to December 1992 election as described in footnote (10) below, and $332,918 of shares of KAC's common stock issued in November and December 1993 as to which restrictions were lifted.
(9) Represents stock appreciation rights ("SARs") received from MAXXAM with respect to MAXXAM's common stock.
(10) In December 1992, in connection with the subsequent stockholder approval of the Omnibus Plan, participants in the Company's and KAC's long-term incentive plan, as amended (the "LTIP") elected to receive payment of their LTIP account balances as of December 31, 1992 as follows: (i) Amounts earned and vested were paid half in cash and half in restricted shares of KAC's common stock. The portion payable in restricted shares of KAC's common stock was divided by the average of the December 1992 closing prices of $8.539 per share (December 1 through 28, 1992) to determine the number of shares granted. The portion payable in cash was reduced by 1992 bonuses paid to recipients and by appropriate tax withholdings. (ii) Amounts earned and unvested were paid in options or shares of restricted stock under the Omnibus Plan during 1993. Restrictions will be removed or options will vest at the rate of 25% each December for four (4) years, which began December 1993. (iii) Amounts unearned and unvested were paid in options or shares of restricted stock under the Omnibus Plan during 1993. Restrictions will be removed or options will vest as to 50% thereof in each of December 1995 and December 1996. The payments made in accordance with item (i) above were separate and apart from the Omnibus Plan and are reflected in column (h) of the Summary Compensation Table for 1992. The grants made in accordance with items
     (ii) and (iii) are reflected in column (f) for 1992. Without such elections and subject to certain reductions and limitations, participants were generally entitled to receive the vested portion of their LTIP account balances on the earlier to occur of (a) termination of their employment, (b) termination of the LTIP if prior to December 31, 1996, or (c) April 10, 1997.
(11) Includes contributions by the Company of $4,800, $4,800 and $4,500, and $4,326, $4,326 and $4,200 under the Kaiser Savings Plan (as defined below) for 1994, 1993 and 1992, respectively, to Messrs. La Duc and Bonn, respectively.
(12) Includes $15,364 loan forgiveness granted to Mr. Bonn in March 1992.


OPTION/SAR GRANTS TABLE

          The following table sets forth certain information concerning options to purchase shares of KAC's common stock granted in fiscal year 1994 to any of the named executive officers:


                                                                                                                      Grant
                                              Individual Grants                                                     Date Value
- -------------------------------------------------------------------------------------------------------------  -------------------
               (a)                        (b)                (c)                (d)                 (e)                (f)
                                                         % of Total
                                                          Options/
                                    # of Securities         SARS                                                      Grant
                                      Underlying         Granted to         Exercise or                                Date
                                     Options/SARs       Employees in        Base Price          Expiration           Present
               Name                   Grants (#)           1994(1)           ($/Share)             Date           Value ($) (1)
- --------------------------------- ------------------ ------------------ ------------------  ------------------ -------------------
George T. Haymaker, Jr.                    26,700              5.4                12.75            12/21/2004          182,815
Joseph A. Bonn                              8,500              1.7                12.75            12/21/2004           58,200
John T. La Duc                              9,200              1.9                12.75            12/21/2004           62,992

- --------------------
(1) Valuation utilizing Black-Scholes Option Price Model using the following assumptions: 2-year daily volatility, 7.9% risk-free rate (10-year Government Bond), no dividend yield and 10-year exercise or expiration date. No adjustments were made for non-transferability or risk of forfeiture.


          The options set forth in the table above were granted on December 21, 1994 under the Omnibus Plan at 20% above the closing price of $10.625 per share of KAC's common stock on the date of grant. The options to purchase shares of KAC's common stock vest 25% on the first anniversary date of the grant and an additional 25% on each anniversary date thereafter until fully vested.

OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

          The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1994 by each of the named executive officers, and the 1994 fiscal year-end value of unexercised options and SARs.

            (a)                     (b)               (c)                      (d)                              (e)
                                                                      Number of Unexercised            Value of Unexercised
                                                                          Options/SARs               in-the-Money Options/SARs
                                                                         at Year End (#)              at Fiscal Year-End ($)
                                                                -------------------------------- --------------------------------
                             Shares Acquired on     Value
            Name              Exercise (#) (1)   Realized ($)     Exercisable    Unexercisable
- --------------------------- ------------------- --------------  --------------- ---------------    Exercisable     Unexercisable
George T. Haymaker, Jr.                    --            --             20,000         106,700        72,500(2)      290,000(2)
Joseph A. Bonn                             --            --                -0-           8,500            --             -0-(2)
John T. La Duc                             --            --              4,000           6,000        11,500(3)       17,250(3)
                                                                           -0-           9,200            --             -0-(2)
Anthony R. Pierno                       6,000        82,500(4)          22,000           5,000         5,750(3)          -0-(3)
Byron L. Wade                              --            --             25,000           9,000       353,875(3)       25,875(3)

- --------------------
(1) If no shares received, the number reflected, if any, represents the number of securities with respect to which options/SARs were exercised.
(2) Valued at $10.875, the closing price of KAC's common stock on December 30, 1994, less exercise price.
(3) Valued at $30.875, the closing price of MAXXAM's common stock on December 30, 1994, less exercise price.
(4) Valued at the closing price of MAXXAM's common stock on the date of exercise, less exercise price.


          The SARs relating to MAXXAM common stock set forth in the above table for Messrs. La Duc, Pierno and Wade were granted under MAXXAM's 1984 Phantom Share Plan. Certain of such SARs are exercisable for cash only and certain are exercisable for cash, MAXXAM common stock or a combination thereof at the discretion of MAXXAM's Board of Directors. All such SARs vest with respect to 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

DEFINED BENEFIT PLANS

          Kaiser Retirement Plan
          The Company maintains a qualified, defined-benefit Retirement Plan (the "Kaiser Retirement Plan") for salaried employees of the Company and co-sponsoring subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service. These benefits are reflected without reduction for the limitations imposed by the Code on qualified plans and before adjustment for the Social Security offset, thereby reflecting aggregate benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan (as defined below).

                                       Years of Service
       Annual      -------------------------------------------------------
    Remuneration       15         20          25         30         35
 ----------------- ---------- ----------  ---------- ---------- ----------
 $          125,000$   28,125 $   37,500  $   46,875 $   56,250 $   65,625
            150,000    33,750     45,000      56,250     67,500     78,750
            175,000    39,375     52,500      65,625     78,750     91,875
            200,000    45,000     60,000      75,000     90,000    105,000
            225,000    50,625     67,500      84,375    101,250    118,125
            250,000    56,250     75,000      93,750    112,500    131,250
            300,000    67,500     90,000     112,500    135,000    157,500
            400,000    90,000    120,000     150,000    180,000    210,000
            450,000   101,250    135,000     168,750    202,500    236,250
            500,000   112,500    150,000     187,500    225,000    262,500

The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Messrs. Haymaker, La Duc and Bonn had 1.7, 25.3 and 27.5 years of credited service, respectively, on December 31, 1994. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last 10 years of employment and 1.25% of monthly primary Social Security benefits.

          The compensation covered by the Kaiser Retirement Plan includes base salary and bonus payments. No named executive officer of the Company had compensation covered by the Kaiser Retirement Plan in 1994 which differed by more than 10% from that set forth in the Summary Compensation Table (column (c) plus column (d) thereof).

          Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by the Company or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed 10 or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed 10 or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

          MAXXAM Pension Plan
          All executive officers who are also employees and other regular employees of MAXXAM who work at least 1,000 hours in the plan year automatically participate in the MAXXAM Pension Plan (the "Pension Plan"), a qualified, noncontributory plan. Benefits equal the sum of an employee's "past service benefit" and "future service benefit" as set forth in the following two paragraphs. Benefits are based on an employee's base salary or wages, plus overtime (excluding bonuses, commissions, incentive compensation and all other extra compensation), the age of such employee at retirement and years of service.

          Under the Pension Plan, the annual past service benefit is the greatest of:

          (i)  benefits accrued under the plan through December 31, 1986,

          (ii) the product of (a) the sum of 0.8% of the participant's Past Service Compensation Base (as defined), plus 0.8% of the participant's Past Service Compensation Base in excess of $15,000 multiplied by (b) the participant's credited years of service prior to January 1, 1987, or

          (iii) the product of 1.2% of the participant's Past Service Compensation Base multiplied by his credited years of service prior to January 1, 1987.

          For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's compensation up to two-thirds of the Social Security wage base, plus 2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equaled 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000. Effective January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

          The amount of an employee's aggregate compensation that may be included in benefit computations under the Pension Plan is limited to $150,000 for 1994. Benefits are generally payable as a lifetime annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the Pension Plan are not subject to any deductions for Social Security or other offsets. The covered compensation for 1994 and credited years of service as of December 31, 1994 for the Pension Plan and estimated annual benefits payable upon retirement at normal retirement age for the named executive officers (other than those compensated by the Company who do not participate in the Pension Plan) were as follows: Mr. Pierno: $150,000--5 years--$36,020; and Mr. Wade:
$150,000--14 years--$93,081.

          The projected benefits shown above were computed as lifetime annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $150,000 for 1995 and subsequent years under Section 401(a)(17) of the Code. In addition, the amounts reflect a maximum benefit limit of $120,000 for 1995 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the Pension Plan at retirement under
Section 415 of the Code. Combined plan limits applicable to employees participating in both defined contribution and defined benefit plans have not been reflected.

          Kaiser Supplemental Benefits Plan
          The Company maintains an unfunded, non-qualified Supplemental Benefits Plan (the "Kaiser Supplemental Benefits Plan"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "Kaiser Savings Plan"), were it not for the Section 401(a)(17) and Section 415 limitations imposed by the Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of the

Company and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to be affected by such limitations imposed by the Code. Eligible participants are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings Plan benefits which they may be prevented from receiving under those plans because of such Code limitations.

          MAXXAM Supplemental Executive Retirement Plan
          Effective March 8, 1991, MAXXAM adopted an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP"). The SERP provides that participants are entitled to receive benefits which would have been payable to such participants under the Pension Plan except for the limitations imposed by the Code. Participants in such plan are selected by MAXXAM's Board of Directors or are entitled to participate by virtue of provisions in their employment agreements. Two executive officers of the Company, Messrs. Pierno and Wade, were entitled to participate in the SERP during 1994.

          The following projections for Messrs. Pierno and Wade are based on the same assumptions as utilized in connection with the Pension Plan projections above. The 1994 qualified plan pay limit ($150,000) and benefit limit ($120,000) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 1994 levels are assumed.

                                       Pierno            Wade
                                     ----------      -----------
 COVERED COMPENSATION FOR 1994:
           Qualified Plan            $  150,000      $   150,000
           Nonqualified Plan            181,511           21,140
                                     ----------      -----------
                Total                $  318,747      $   171,140
                                     ==========      ===========
 CREDITED YEARS OF SERVICE AS OF              5               14
 DECEMBER 31, 1994                   ==========      ===========

 PROJECTED NORMAL RETIREMENT
 BENEFIT:
           Qualified Plan            $   36,020          $93,081
           Nonqualified Plan             19,503            8,942
                                     ----------      -----------
                Total                $   55,523      $   102,023
                                     ==========      ===========


          Kaiser Termination Payment Policy
          Most full-time salaried employees of the Company are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amounts payable to Messrs. La Duc and Bonn under the policy if they had been involuntarily terminated on December 31, 1994 would have been $120,000 and $126,175, respectively.

          MAXXAM Severance or Termination Policy
          Severance or termination pay is generally granted to regular full-time employees who are involuntarily terminated, subject to a number of exclusions, pursuant to an unfunded policy. After such termination, the policy provides for payment in an amount ranging from two weeks salary for at least one year of service graduating to a maximum of 104 weeks salary. The amounts payable to Mr. Wade under the policy if he had been involuntarily terminated on December 31, 1994 would have been $315,950.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

          On April 1, 1993, the Company and KAC entered into a five-year employment agreement with Mr. George T. Haymaker, Jr., pursuant to which Mr. Haymaker currently serves as Chairman and Chief

Executive Officer of the Company and KAC. Mr. Haymaker's agreement provides for a base salary of $450,000 per annum and a bonus target of 50% of his salary which began fiscal year 1994. Mr. Haymaker's base salary is subject to review and possible change on an annual basis but cannot be reduced below $450,000 without his consent. Any bonus actually awarded could be less or greater than the target level, depending upon corporate performance as compared to corporate plan objectives, as well as individual performance. Pursuant to Mr. Haymaker's agreement, he received an initial award under the Omnibus Plan upon its approval by stockholders of options to purchase up to 100,000 shares of KAC's common stock at its fair market value on the date of the award. Such options vest 20% per year for a period of five (5) years and are reflected in the Summary Compensation Table for 1993.

          In the event of a change of control of the Company or KAC which within one year thereafter adversely affects Mr. Haymaker's title, position, duties, responsibilities or compensation, Mr. Haymaker's employment agreement provides that he may elect to be deemed terminated without cause, and therefore, entitled to a severance payment in an amount equal to two times his base annual salary reduced by any payment made as discussed under "Defined Benefit Plans--Kaiser Termination Payment Policy" above. Additionally, in the event of such termination, Mr. Haymaker's options for 100,000 shares of KAC common stock shall fully vest.

          Mr. Haymaker's employment agreement further provides that he vests 20% per year in an unfunded non-qualified supplemental benefit, payable at retirement after age 62, equal to a benefit determined as if his Kaiser Retirement Plan pension were based on his aggregate service with the Company and a prior employer (25 years), less his pension from that prior employer and any retirement benefits from the Company.

          Mr. Pierno's five-year employment agreement with MAXXAM expired on March 8, 1995. Pursuant to the terms of the agreement, Mr. Pierno was entitled during 1994 to a base salary of $331,511. The agreement provided for a bonus for the year 1992 in an amount not less than 75% and not more than 125% of Mr. Pierno's then base salary. Although the agreement specified no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993 and 1994.

          Mr. Bonn's three-year employment agreement with the Company and MAXXAM expired June 30, 1994. The agreement provided for an initial base salary of $210,000, which increased at the discretion of the Company and MAXXAM. Subject to limitations pursuant to the LTIP, an annual bonus was paid under the terms of the Company bonus plan.

          Mr. Wade's five-year employment agreement with MAXXAM expired on March 8, 1995. Pursuant to the terms of the agreement, Mr. Wade was entitled during 1994 to a base salary of $171,140. The agreement provided for a bonus for the year 1992 in an amount not less than 50% and not more than 100% of Mr. Wade's then base salary. Although the agreement specified no bonus percentage for the years 1993 and 1994, a bonus as reflected in the Summary Compensation Table was paid during 1993 and 1994.


                       COMPENSATION COMMITTEE REPORT
                                     ON
                           EXECUTIVE COMPENSATION

          During 1994, the members who served on the Company's Compensation Committee also served on the Compensation Committee (both Committees hereinafter referred to as the "Committee") of KAC. Although certain plans or programs in which executive officers of the Company participate are jointly sponsored by the Company and KAC, executive officers of the Company are directly employed and compensated by the

Company. References to the "Company" made in the remainder of this report of the Committee are deemed to include KAC as well as the Company.

EXECUTIVE OFFICER COMPENSATION

          Policies and Objectives

          The Company's compensation philosophy consists of three key priorities:

               Cash flow and profit enhancement - Compensation programs are designed to support the primary corporate objective of long-term cash flow and profit generation. Both annual and longer term variable compensation programs are utilized and designed to emphasize performance measures that contribute to long-term cash flow and corporate profits generation.

               Business unit orientation - Sensitivity to various of the Company's decentralized business units requires a development of operational objectives at major business component units.

               Incentive emphasis - Strong emphasis is placed on incentives, so that compensation can, to the degree possible, reward an individual's efforts to achieve the short- and long-term objectives of the unit or function for which he or she has responsibilities.

          The Company's general compensation objectives for executives are:
(i) to pay base salaries in approximately the 45th to 50th percentile of its competitive market, (ii) to utilize bonus awards as incentives (iii) to allow extra compensation for above average performance and effort, (iv) to provide long-term incentives which will result in opportunities for executives and key managers to realize personal rewards from good long-term performance, (v) to pay other benefits generally in the 50th percentile of its comparative market, and (vi) to provide executive perquisites which are at or slightly below its competitive market level.

          Methodology
          The Company's compensation of its executive officers is administered in an overall program which includes the managers and other key employees of its six operating divisions. Generally, this includes approximately 75-85 individual employees. Under the direction of the Committee, management prepares recommendations for the Committee generally based on the following methodology:

               Comparator Companies - Using a data base, a select group of approximately 20 companies is used as a primary comparator group. The group indexes a mix of major customers, suppliers, competitors and regionally equivalent comparable companies. Two of the three companies that make up the S&P 500 Aluminum Industry Index are included in this group. These companies usually range in size from $1 billion to about $13 billion in assets. They typically average $4 billion in annual revenues. The data are size-adjusted to allow comparisons to the Company based on revenues.

               Position Matching - The Company develops a description of various key positions and their major responsibilities. These include the scope of the job as indicated by unit sales levels, number of employees, production levels, reporting level and other relevant factors. These positions are matched to data base descriptions to insure an accurate match to reasonably comparable positions at comparative companies.

          Base Salaries
          During mid-1994, the Chief Executive Officer recommended and the Committee approved increase in the base salaries of two executive officers not named in the Summary Compensation. The increases brought such officers into approximately the 45th percentile base compensation level, based on the comparative analysis done by an outside consulting group. The Committee recognized that such salary increases were extraordinary in light of the Company's recent performance but also recognized that such increases were recommended because of the broadening of one executive's leadership role and the shifting of certain responsibilities for a business unit to the other. The increases were granted on the condition that such executives would not receive any additional base salary increase for twelve to eighteen months.

          For fiscal year 1994, due to the downturn in the aluminum business cycle experienced in the early 1990s, employees of the Company were asked to support cost reduction efforts by picking up additional workload due to a corporate force reduction and by not receiving any annual pay increase, except for the two executive officers discussed in the preceding paragraph. In recognition of the upturn in the aluminum business cycle which began in the latter half of 1994, the Committee deemed it appropriate to reward such employees, including executive officers except for the two discussed in the above paragraph, who assisted the Company in reducing costs. Accordingly, the Committee determined that, in general, 1995 base salaries for executive officers, other than the Chief Executive Officer and the two executives discussed above, should be raised approximately 4% contingent upon and commencing the first day of the first month of any consecutive three-month period in 1995 during which the Company attains and maintains profitability.

          Annual Bonus Incentives
          The Company maintains a bonus plan for officers, including executive officers, and managers which was first approved by stockholders in 1967. It was last materially amended in 1989. Early in each year, a target bonus award, based on the Company's target financial and operating plan for the year, is established. In establishing the target, target bonus levels at comparator companies are reviewed, and the target (as a percent of base compensation) is established at approximately the median of the target bonus levels of comparator companies. Performance above expected levels can result in above average bonus payments. Performance is viewed not only in terms of earnings, but also within the context of industry trends, possible longer term impacts of objectives achieved, progress toward multi-year, general corporate objectives, leadership, and performance of both regularly assigned duties and extraordinary contributions. The Committee, pursuant to the bonus plan, identifies officers and management personnel of the Company who, by their services, ability, diligence and ingenuity make direct and important contributions to the Company's profits, performance, growth and continued success and authorizes bonus awards payable in cash to such persons.

          In determining recommendations to the Committee for bonus payments to be paid, the Company's management considers certain performance weighing factors. For example, bonus recommendations for executive officers are based 50% on corporate objectives and performance and 50% on individual performance. Elements of corporate performance considered include a comparison of production and financial results for a certain period with both the planned production and financial results for the period and the production and financial results of competitors within the aluminum industry for the period. Elements of individual performance considered include a comparison of an individual's planned objectives in areas such as safety, quality, on-time performance, budget, development and implementation of strategic plans, and other projects. Consideration of such factors, and giving the relative weight to such factors described above, forms the basis for the determination of whether bonuses will be paid for a period and of the amount of any such bonuses. Even though the Company incurred losses in 1994, the results were better than had been planned due in part to strengthening aluminum prices and also to the effort put forth by the executive officers and key employees of the Company. Because of such effort, the elimination of bonus compensation for 1993, and based on the upturn in the aluminum business cycle in 1994, it was determined that the Company would pay bonuses in the aggregate of $300,000 for executive officers (excluding the CEO) for their services during 1994, which represents 4% of their total compensation target. Additionally, two executive officers who are principally compensated by the Company were awarded bonuses by MAXXAM, the Company's parent corporation, for their services to MAXXAM. Mr. La Duc and one executive officer not named in the Summary Compensation Table, were awarded cash bonuses in the amount of $75,000 and

$15,000, respectively, such bonuses to be paid in three equal installments over the next three years provided such officers continue in active employment with the Company and MAXXAM. These bonuses will be paid by the Company but reimbursed to the Company by MAXXAM.

          Additional Incentive Awards
          The Omnibus Plan is utilized to provide those persons who have substantial responsibility for management and growth of the Company with an opportunity to increase their ownership of Common Stock, stock options or related types of benefits. Grants were made under the Omnibus Plan in December 1994 to the executive officers compensated principally by the Company in order to provide long-term retention and performance incentives to the recipients of the grants. The size of the grants was determined based upon recommendations presented by management to the Committee. The Committee reviewed such recommendations mindful of the awards previously granted under the Omnibus Plan which are vesting and the limited number of shares of KAC's common stock remaining for grants under the Omnibus Plan. The Committee determined to grant awards but reduced the size of the option award recommendations presented by management by approximately 75%.

          Employment Agreements
          From time to time and for various reasons, management and the Board of Directors has deemed it appropriate to enter into specific employment agreements with certain executive officers. Such agreements may relate, for example, to the further retention of the officer or a commitment by the officer to relocate to another location. Where such agreements are made, they are negotiated by the Company's General Counsel, or his designee under the supervision of the Committee and reviewed and approved by the Board of Directors or the Committee. In making its compensation decisions, and in supervising the negotiations and approving such employment agreements, the Committee is mindful of the Company's overall corporate objectives and its compensation objectives described above as well as the circumstances making the employment agreement an appropriate compensation mechanism. Such employment agreements generally range in term from one to five years. During 1994, Messrs. Haymaker, Pierno, Wade and, for half of the year, Bonn were employed under employment agreements as discussed under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

          Compensation of the Chief Executive Officer for the Last Completed Fiscal Year
          George T. Haymaker, Jr. served as the Chairman of the Board and Chief Executive Officer ("CEO") of the Company for all of 1994. Mr. Haymaker is employed pursuant to a written employment agreement which is described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." His five-year employment agreement provides for a base salary of $450,000 per annum and for such salary to be reviewed and possibly changed on an annual basis, provided however, that such base compensation cannot be reduced to less than $450,000 without Mr. Haymaker's consent. Mr. Haymaker's base salary was established at the time of his employment agreement with the Company pursuant to the base salary program and bonus plan for executives and managers for the Company generally and, in part, on a level of compensation in recognition of his previous compensation history, his leadership qualities and industry experience and expertise.

          In December 1994, the Committee awarded Mr. Haymaker a bonus of $100,000 and a stock option under the Omnibus Plan for 26,700 shares of KAC's common stock. Mr. Haymaker's employment agreement also sets the criteria and target ranges for bonus awards to Mr. Haymaker. Such criteria is discussed in connection with the earlier referenced description of his employment agreement. Such bonus awards for 1994 represent, in the aggregate, approximately 63% of his base salary.

COMPENSATION BY MAXXAM

          Certain of the Company's executive officers were compensated during 1994 principally by MAXXAM, KAC's parent corporation, which establishes salaries and other elements of compensation for such executive officers. Where an executive officer of both the Company and MAXXAM is compensated by the Company (such as Mr. La Duc), or where an executive officer of both the Company and MAXXAM is compensated by MAXXAM (such as Messrs. Pierno and Wade), the respective corporations make intercompany allocations of the costs of employment of the executive officer based on allocation of that executive officer's time as expended among the Company or MAXXAM and respective subsidiaries. Such allocations are described under "Certain Transactions" below.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers of such corporations. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

          On March 23, 1995, the Committee recommended to the Board of Directors that the Executive Program be adopted and submitted to the Stockholders of the Company for approval at the 1995 Annual Meeting of Stockholders. The Executive Program is designed to enable compliance with
Section 162(m) of the Code and the proposed regulations thereunder. The three executive officers who will be eligible to participate in the Executive Program are the only executive officers of the Company to which the deduction limitation is likely to apply.

                                   Compensation Committee
                                   of the Board of Directors



                                   Robert J. Cruikshank
                                   Ezra G. Levin, Chairman
                                   Robert Marcus


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No member of the Compensation Committee of the Board of Directors of the Company was, during the 1994 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or, other than Mr. Levin, had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. Mr. Levin served on the Company's Compensation Committee and Board of Directors during 1994. Mr. Levin is also a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, which provided legal services for the Company and its subsidiaries during 1994.

          During the Company's 1994 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the

Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                            CERTAIN TRANSACTIONS

          For periods through June 30, 1993, KAC and its subsidiaries (including the Company) were members of an affiliated group of corporations (an "Affiliated Group") within the meaning of Section 1504 of the Code, of which MAXXAM is the common parent corporation (the "MAXXAM Tax Group"). Effective July 1, 1993, KAC and its subsidiaries are no longer members of the MAXXAM Tax Group (the "Deconsolidation") but are members of a new Affiliated Group of which KAC is the common parent corporation (the "New Kaiser Tax Group"). The taxable income and loss and tax credits for KAC and its subsidiaries for the period January 1, 1993 through June 30, 1993, was included in the 1993 MAXXAM Tax Group consolidated Federal income tax return (the "MAXXAM 1993 Tax Return"). For periods beginning on or after July 1, 1993 (the "Post Deconsolidation Periods"), the taxable income and loss and tax credits for KAC and its subsidiaries was and will be included in the consolidated Federal income tax returns to be filed for the New Kaiser Tax Group.

          As a consequence of the Deconsolidation, the KACC Tax Allocation Agreement (as defined below) and the Kaiser Tax Allocation Agreement (as defined below) (collectively, the "Tax Allocation Agreements") terminated pursuant to their terms, effective with respect to Post Deconsolidation Periods. The provisions of the Tax Allocation Agreements will continue to govern taxable periods ending before the date of the Deconsolidation (the "Pre Deconsolidation Periods"). Therefore, payments or refunds may still be required by or payable to the Company or KAC under the Tax Allocation Agreements for Pre Deconsolidation Periods due to the final resolution of audits, amended returns and related matters with respect to such Pre Deconsolidation Periods. However, the Company's and KAC's credit agreement dated as of February 15, 1994, as amended (the "Credit Agreement"), prohibits any cash payments by the Company to MAXXAM pursuant to the KACC Tax Allocation Agreement after February 15, 1994, however, MAXXAM may offset amounts owing to it under the KACC Tax Allocation Agreement against amounts owed by it under the KACC Tax Allocation Agreement, and the Company may make certain cash payments to MAXXAM that are required as a result of audits of MAXXAM's tax returns and only to the extent of any amounts paid after February 15, 1994 by MAXXAM to the Company under the KACC Tax Allocation Agreement. To the extent the New Kaiser Tax Group generates unused tax losses or tax credits in Post Deconsolidation Periods, such amounts will not be available to obtain refunds of amounts paid by the Company or KAC to MAXXAM for Pre Deconsolidation Periods pursuant to the Tax Allocation Agreements. It is anticipated that such losses and credits will be carried forward to offset future Federal income taxes payable by the New Kaiser Tax Group.

          Unused tax attribute carryforwards existing as of the date of the Deconsolidation under the terms of the Tax Allocation Agreements were eliminated and are not available to offset Federal income tax liabilities of the New Kaiser Tax Group for Post Deconsolidation Periods. Upon the filing of the MAXXAM 1993 Tax Return, the tax attribute carryforwards of the MAXXAM Tax Group as of December 31, 1993 were apportioned in part to the New Kaiser Tax Group, based upon the provisions of the relevant consolidated return regulations. The benefit of such tax attribute carryforwards apportioned to the New Kaiser Tax Group approximate the benefit of tax attribute carryforwards eliminated under the Tax Allocation Agreements. The amounts of tax attribute carryforwards apportioned to the New Kaiser Tax Group are available, subject to certain limitations, to reduce Federal income taxes payable by the New Kaiser Tax Group for Post Deconsolidation Periods.

          In 1989, the Company and MAXXAM entered into a tax allocation agreement (the "KACC Tax Allocation Agreement"). Pursuant to the terms of the KACC Tax Allocation Agreement, MAXXAM pays any consolidated Federal income tax liability for the MAXXAM Tax Group.
The Company is liable to MAXXAM for the Federal income tax liability of the Company and its subsidiaries (collectively, the "KACC Subgroup") computed as if the KACC Subgroup were a separate Affiliated Group which was never affiliated with the MAXXAM Tax Group (taking into account all limitations under the Code and regulations applicable to the KACC Subgroup), except that the KACC Subgroup excludes interest income received or accrued on an intercompany note issued by the Company in connection with a financing consummated in December 1989 (the "KACC Subgroup's Separate Income Tax Liability"). To the extent such calculation results in a net operating loss or a net capital loss or credit which the KACC Subgroup could have carried back to a prior taxable period under the principles of Sections 172 and 1502 of the Code, MAXXAM pays to the Company an amount equal to the tax refund to which the Company would have been entitled (but not in excess of the aggregate amount previously paid by the Company to MAXXAM for the current year and the three prior taxable years). If such separately calculated net operating loss or net capital loss or credit of the KACC Subgroup cannot be carried back to a prior taxable year of the KACC Subgroup for which the KACC Subgroup paid its separate tax liability to MAXXAM, the net operating loss or net capital loss or credit becomes a loss or credit carryover of the KACC Subgroup to be used in computing the KACC Subgroup's Separate Income Tax Liability for future taxable years. The same principles are applied to any consolidated or combined state or local income tax returns filed by the MAXXAM Tax Group with respect to the Company and its subsidiaries. Although, under Treasury regulations, all members of the MAXXAM Tax Group, including the members of the KACC Subgroup, are severally liable for the MAXXAM Tax Group's Federal income tax liability for all of 1993 and applicable prior periods, under the KACC Tax Allocation Agreement, MAXXAM indemnifies each KACC Subgroup member for all Federal income tax liabilities relating to taxable years during which such KACC Subgroup member was a member of the MAXXAM Tax Group, except for payments required under the KACC Tax Allocation Agreement.

          In 1991, MAXXAM also entered into a tax allocation agreement with KAC (the "Kaiser Tax Allocation Agreement"). Pursuant to the terms of the Kaiser Tax Allocation Agreement, the Federal income tax liability of KAC and its subsidiaries (collectively, the "Kaiser Subgroup") is computed using the same principles used in the KACC Tax Allocation Agreement to determine the KACC Subgroup's income tax liability. To the extent such tax liability ("Kaiser's Separate Income Tax Liability") for any applicable period exceeds the KACC Subgroup's Separate Income Tax Liability for such period, KAC is obligated to pay the amount of such difference to MAXXAM.
To the extent that Kaiser's Separate Income Tax Liability for any applicable period is less than the KACC Subgroup's Separate Income Tax Liability for such period, MAXXAM is obligated to pay the amount of such difference to KAC (but not in excess of the aggregate net amount previously paid by the Company and KAC to MAXXAM for the current year and the three prior years). The foregoing principles also are applied to any consolidated or combined state or local income tax returns filed by the MAXXAM Tax Group with respect to KAC. While KAC is severally liable for the MAXXAM Tax Group's Federal income tax liability for all of 1993 and applicable prior periods, pursuant to the Kaiser Tax Allocation Agreement, MAXXAM indemnifies KAC according to the same principles as those applied to KACC Subgroup members under the KACC Tax Allocation Agreement.

          Under the existing consolidated return regulations, the Deconsolidation caused certain tax basis adjustments and the recognition of certain types of taxable income (including amounts that were previously deferred), none of which were material.

          On June 30, 1993, the Company and KAC entered into a tax allocation agreement (the "New Tax Allocation Agreement") effective for Post Deconsolidation periods. The terms of the New Tax Allocation Agreement are identical in all material respects to those of the KACC Tax Allocation Agreement except that the Company is liable to KAC.

          The Company and MAXXAM have an arrangement pursuant to which they reimburse each other for certain allocable costs associated with the performance of services by their respective employees, and the

Company also pays to MAXXAM amounts in respect of directors' fees for directors of the Company who are not employees of the Company and who are directors of MAXXAM. During 1994, the Company paid a total of approximately $2.5 million to MAXXAM pursuant to such arrangements and MAXXAM paid approximately $0.7 million to the Company pursuant to such arrangements. Generally, the Company and MAXXAM endeavor to minimize the need for reimbursement by ensuring that employees are employed by the entity to which the majority of their services are rendered.

          On December 15, 1992, the Company issued a note (the "PIK Note") to a subsidiary of MAXXAM in the principal amount of $2.5 million, representing the entire amount of a dividend received by such subsidiary in respect of the shares of KAC's common stock which it owned. The PIK Note bears interest, compounded semiannually, at a rate equal to 12% per annum, and is due and payable, together with accrued interest thereon, on June 30, 1995. The Company is not required to make any payment of principal of or interest on the PIK Note prior to June 30, 1995. However, to the extent not prohibited by the Credit Agreement, the Company may be required to prepay the PIK Note upon demand. The Credit Agreement currently prohibits the payment of principal and interest on the PIK Note except at the maturity thereof.

          In January 1994, MAXXAM entered into a commercial guaranty of payment (the "Guaranty") of a promissory note dated January 28, 1994, in the original principal amount of $150,000 from Mr. Pierno to Charter National Bank--Houston. The Guaranty is subject to an agreement between MAXXAM and Mr. Pierno that any payment by MAXXAM under the Guaranty shall be offset in like amount plus interest at 12% per annum from the date of payment on the Guaranty to the date of payment to MAXXAM by Mr. Pierno. Such offset may be made from any payments due Mr. Pierno from MAXXAM which lawfully may be the subject of such offset, including any payment under any compensation arrangement or employee benefit plan. The Guaranty was entered into by MAXXAM for the convenience of Mr. Pierno and replaces a previous guaranty with substantially the same terms entered into in February 1993 in respect of a promissory note dated January 28, 1993.

          Pursuant to the terms of Mr. Pierno's employment agreement with MAXXAM, his personal loans outstanding on the date of the agreement were forgiven at the rate of $15,000 per year beginning March 8, 1991 through March 8, 1995. Upon expiration of Mr. Pierno's employment agreement on March 8, 1995, Mr. Pierno's principal balance on such loans was $75,000.
As of February 28, 1995, MAXXAM entered into an amendment of Mr. Pierno's promissory note evidencing such loans. The amendment provides that installments of $18,750 be paid by Mr. Pierno on each of December 31, 1995, 1996 and 1997, with any remaining principal balance, together with accrued interest, to be paid in full on December 31, 1998. The amendment also provides that the loans be secured by any amounts to which Mr. Pierno may be entitled pursuant to the MAXXAM's Revised Capital Accumulation Plan.
Mr. Pierno's employment agreement also provided for up to an additional $200,000 in loans to Mr. Pierno bearing interest at 6% per annum, with interest being payable monthly and principal being due December 15, 1994 (with prepayments due upon the exercise by Mr. Pierno of any SARs granted pursuant to the agreement or employee benefit plan). All of such amount
has been borrowed by Mr. Pierno.   Such promissory note was also amended,
extending the due date to December 15, 1998 and securing such loan with any amounts to which Mr. Pierno may be entitled pursuant to MAXXAM's Revised Capital Accumulation Plan.

          In July 1993, MAXXAM advanced Mr. Wade $50,000 which was repaid within approximately ten days with a cash payment of $50,000, and loaned Mr. Wade $50,000 evidenced by an unsecured promissory note, interest on which is payable monthly at an annual rate of 6%. Currently the outstanding principal balance of the note is $20,000. The note is payable upon the earliest to occur of July 20, 1998 or Mr. Wade's termination of employment with MAXXAM.

          Mr. Levin, a director of the Company, is a partner in the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, which provides legal services for the Company and its subsidiaries.

          On April 17, 1995, Sam Houston Race Park, Ltd. (the "Partnership"), SHRP Acquisition, Inc. and SHRP Capital filed a voluntary corporate petition under Chapter 11, Title 11, of the United States Code in the United States Bankruptcy Court for the District of Delaware. Since July 1993, Mr. Wade has served as a director, Vice President and Secretary of SHRP, the Partnership's sole general partner, and of SHRP Capital. Also since July 1993, Mr. Hurwitz has served as director and Chairman of the Board of SHRP and director, Chairman of the Board and President of SHRP Capital.

          In October 1990, Amarlite Architectural Products, Inc. ("Amarlite") filed a voluntary corporate petition under Chapter 11, Title 11, of the United States Code in the United States Bankruptcy Court for the Northern District of Georgia. In December 1991, Amarlite obtained approval of its reorganization plan, which was funded and substantially consummated on January 14, 1992. Mr. Haymaker was Chief Executive Officer and a director of Amarlite during such period.

             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

          Based solely upon a review of the copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and greater than ten percent beneficial owners.


                               OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

          The Company has appointed Arthur Andersen LLP as its independent public accountants through the conclusion of the audit with respect to the Company's 1994 fiscal year. Representatives of Arthur Andersen LLP plan to attend the Annual Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

          Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received at the Company's executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057 by December 29, 1995 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

          The cost of soliciting proxies in connection with the Annual Meeting will be borne by the Company. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. Proxies may be solicited by directors, officers and employees of the Company without special remuneration. The Company has retained Corporate Investor Communications, Inc. to assist solely in a broker search and in the distribution of proxy materials at an estimated cost of approximately $700. In addition to the use of mails, proxies may be solicited by personal interviews, facsimile, telephone or telegraph.

          The persons designated to vote shares covered by management proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management knows of no matters which will be presented for action at the meeting other than as referred to in this proxy statement.

                                   By Order of the Board of
                                   Directors


                                   /s/ Byron L. Wade
                                   BYRON L. WADE
                                   Secretary


April 28, 1995
Houston, Texas

================================

        TABLE OF CONTENTS

Notice of Annual Meeting of
 Stockholders
Proxy Statement
     Election of Directors      2
     The Board of Directors
      and its Committees        2
     Proposal to Approve the
      Kaiser 1995 Executive
      Incentive Compensation
      Program                   3
     Executive Officers,
      Directors and Nominee
      for Director              6
     Principal Stockholders    10
     Executive Compensation    12
     Compensation Committee
      Report on Executive
      Compensation             18
     Certain Transactions      23
     Compliance with Section
      16(a)of the Exchange
      Act                      26
     Other Matters             26

================================




           [KACC Logo]





================================

  NOTICE OF 1995 ANNUAL MEETING
               AND
         PROXY STATEMENT

================================










            IMPORTANT
 PLEASE SIGN AND DATE YOUR PROXY
CARD AND PROMPTLY RETURN IT IN THE
       ENCLOSED ENVELOPE.

["Recycle" logo appears here]
Printed on recycled paper.

           DIRECTION BY PARTICIPANT TO TRUSTEE OF KAISER ALUMINUM
            USWA EMPLOYEE STOCK OWNERSHIP PLAN (USWA STOCK PLAN)
                   KAISER ALUMINUM & CHEMICAL CORPORATION
           Solicited on behalf of the Board of Directors for the
           Annual Meeting of Stockholders to be held June 7, 1995

     The undersigned hereby directs the Trustee of the USWA Stock Plan to vote all the shares (in person or by proxy) allocated to the undersigned's account as of April 28, 1995, at the Annual Meeting of Stockholders to be held on June 7, 1995, and at any and all adjournments or postponements thereof. The Trustee or its proxy, acting at the meeting, may exercise all powers hereby conferred.

     THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED ON THE REVERSE SIDE. IF THIS CARD IS RETURNED AND NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE APPROVAL OF THE KAISER 1995 EXECUTIVE INCENTIVE COMPENSATION PROGRAM. AS SET FORTH IN THE PROXY STATEMENT, THE TRUSTEE WILL KEEP ALL VOTES CONFIDENTIAL AND WILL VOTE SHARES AS TO WHICH NO VOTING INSTRUCTION CARDS ARE RECEIVED IN THE SAME PROPORTIONS AS THE SHARES TO WHICH VOTING INSTRUCTION CARDS ARE RECEIVED ARE VOTED.

             PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
               ENCLOSED ENVELOPE BY WEDNESDAY, MAY 31, 1995.
                             (SEE REVERSE SIDE)

THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED BELOW.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2.  Approval of the Kaiser 1995 Executive Incentive Compensation
    Program

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

3. In their discretion, the Trustee or its proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the under-signed.

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

                       Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:------------------------, 1995

                       ---------------------------------------
                       Signature

                       ---------------------------------------
                       Signature if held jointly

                       ---------------------------------------
                       Title


May 3, 1995

To:  Participants in Kaiser Aluminum USWA Employee Stock Ownership Plan
(USWA Plan)

As a participant in the USWA Plan, you have an interest in the forthcoming Annual Meeting of Stockholders of Kaiser Aluminum & Chemical Corporation ("Kaiser Aluminum") to be held on June 7, 1995. Each participant is entitled to direct the USWA Plan Trustee how to vote the shares of Kaiser Aluminum's Cumulative (1985 Series A)Preference Stock credited to his or her account as of April 28, 1995. Shares credited to your account, which you are entitled to vote, are shown on this voting direction card.

The items to be voted on at this year's Annual Meeting are (1) the election of Directors; and (2) approval of the Kaiser 1995 Executive Incentive Compensation Program. If you wish to instruct the Trustee how to vote on these items, you may use this card.

If the Trustee does not receive a signed direction card from you before 5:00 p.m. Eastern Daylight Time on May 31, 1995, the Trustee or its proxy will vote the shares in your account in the same manner proportionally as it votes the other shares for which timely voting instructions are received.

For you information, enclosed are a Notice of Annual Meeting of Stockholders and Proxy Statement, and the 1994 Annual Report of Kaiser Aluminum combined with its 10-K Report to the Securities and Exchange Commission. Please return your card in the enclosed postage-paid envelope before 5:00 p.m. Eastern Daylight Time on May 31, 1995. Individual voting instructions received by the Trustee will be held in complete confidence.

Your participation in this vote is encouraged.


Mellon Bank N.A. as Trustee of
Kaiser Aluminum USWA
Employee Stock Ownership Plan

Enclosures

           DIRECTION BY PARTICIPANT TO TRUSTEE OF KAISER ALUMINUM
           SALARIED EMPLOYEE STOCK OWNERSHIP PLAN (SALARIED PLAN)
                   KAISER ALUMINUM & CHEMICAL CORPORATION
           Solicited on behalf of the Board of Directors for the
           Annual Meeting of Stockholders to be held June 7, 1995

     The undersigned hereby directs the Trustee of the Salaried Plan to vote all the shares (in person or by proxy) allocated to the undersigned's account as of April 28, 1995, at the Annual Meeting of Stockholders to be held on June 7, 1995, and at any and all adjournments or postponements thereof. The Trustee or its proxy, acting at the meeting, may exercise all powers hereby conferred.

     THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED ON THE REVERSE SIDE. IF THIS CARD IS RETURNED AND NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE APPROVAL OF THE KAISER 1995 EXECUTIVE INCENTIVE COMPENSATION PROGRAM. AS SET FORTH IN THE PROXY STATEMENT, THE TRUSTEE WILL KEEP ALL VOTES CONFIDENTIAL AND WILL VOTE SHARES AS TO WHICH NO VOTING INSTRUCTION CARDS ARE RECEIVED IN THE SAME PROPORTIONS AS THE SHARES TO WHICH VOTING INSTRUCTION CARDS ARE RECEIVED ARE VOTED.

             PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
               ENCLOSED ENVELOPE BY WEDNESDAY, MAY 31, 1995.
                             (SEE REVERSE SIDE)

THE TRUSTEE OR ITS PROXY IS DIRECTED TO VOTE AS INDICATED BELOW.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2.  Approval of the Kaiser 1995 Executive Incentive Compensation
    Program

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

3. In their discretion, the Trustee or its proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the under-signed.

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

                       Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:------------------------, 1995

                       ---------------------------------------
                       Signature

                       ---------------------------------------
                       Signature if held jointly

                       ---------------------------------------
                       Title


May 3, 1995

To: Participants in Kaiser Aluminum Salaried Employee Stock Ownership Plan (Salaried Plan)

As a participant in the Salaried Plan, you have an interest in the forthcoming Annual Meeting of Stockholders of Kaiser Aluminum & Chemical Corporation ("Kaiser Aluminum") to be held on June 7, 1995. Each participant is entitled to direct the Salaried Plan Trustee how to vote the shares of Kaiser Aluminum's Cumulative (1985 Series B)Preference Stock credited to his or her account as of April 28, 1995. Shares credited to your account, which you are entitled to vote, are shown on this voting direction card.

The items to be voted on at this year's Annual Meeting are (1) the election of Directors; and (2) approval of the Kaiser 1995 Executive Incentive Compensation Program. If you wish to instruct the Trustee how to vote on these items, you may use this card.

If the Trustee does not receive a signed direction card from you before 5:00 p.m. Eastern Daylight Time on May 31, 1995, the Trustee or its proxy will vote the shares in your account in the same manner proportionally as it votes the other shares for which timely voting instructions are received.

For you information, enclosed are a Notice of Annual Meeting of Stockholders and Proxy Statement, and the 1994 Annual Report of Kaiser Aluminum combined with its 10-K Report to the Securities and Exchange Commission. Please return your card in the enclosed postage-paid envelope before 5:00 p.m. Eastern Daylight Time on May 31, 1995. Individual voting instructions received by the Trustee will be held in complete confidence.

Your participation in this vote is encouraged.


Mellon Bank N.A. as Trustee of
Kaiser Aluminum Salaried
Employee Stock Ownership Plan

Enclosures

           PROXY FOR CUMULATIVE (1985 SERIES B) PREFERENCE STOCK
                   KAISER ALUMINUM & CHEMICAL CORPORATION
           Solicited on behalf of the Board of Directors for the
           Annual Meeting of Stockholders to be held June 7, 1995

     The undersigned hereby appoints Robert W. Irelan, John T. La Duc, Anthony R. Pierno and Byron L. Wade as proxies (each with power of substitution) to vote, as designated on the reverse side, all shares of Cumulative (1985 Series B) Preference Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 1995, and at any and all adjournments or postponements thereof.

             PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
                            ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE APPROVAL OF THE KAISER 1995 EXECUTIVE INCENTIVE COMPENSATION PROGRAM AS SET FORTH IN THE PROXY STATEMENT.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2.  Approval of the Kaiser 1995 Executive Incentive Compensation
    Program

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

                       Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:------------------------, 1995

                       ---------------------------------------
                       Signature

                       ---------------------------------------
                       Signature if held jointly

                       ---------------------------------------
                       Title

           PROXY FOR CUMULATIVE (1985 SERIES A) PREFERENCE STOCK
                   KAISER ALUMINUM & CHEMICAL CORPORATION
           Solicited on behalf of the Board of Directors for the
           Annual Meeting of Stockholders to be held June 7, 1995

     The undersigned hereby appoints Robert W. Irelan, John T. La Duc, Anthony R. Pierno and Byron L. Wade as proxies (each with power of substitution) to vote, as designated on the reverse side, all shares of Cumulative (1985 Series A) Preference Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 1995, and at any and all adjournments or postponements thereof.

             PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
                            ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE APPROVAL OF THE KAISER 1995 EXECUTIVE INCENTIVE COMPENSATION PROGRAM AS SET FORTH IN THE PROXY STATEMENT.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2.  Approval of the Kaiser 1995 Executive Incentive Compensation
    Program

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

                       Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:------------------------, 1995

                       ---------------------------------------
                       Signature

                       ---------------------------------------
                       Signature if held jointly

                       ---------------------------------------
                       Title

                           PROXY FOR COMMON STOCK
                   KAISER ALUMINUM & CHEMICAL CORPORATION
           Solicited on behalf of the Board of Directors for the
           Annual Meeting of Stockholders to be held June 7, 1995

     The undersigned hereby appoints Robert W. Irelan, John T. La Duc, Anthony R. Pierno and Byron L. Wade as proxies (each with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 1995, and at any and all adjournments or postponements thereof.

             PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN
                            ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE APPROVAL OF THE KAISER 1995 EXECUTIVE INCENTIVE COMPENSATION PROGRAM AS SET FORTH IN THE PROXY STATEMENT.

1.  ELECTION OF DIRECTORS

    NOMINEES:  Robert J. Cruikshank, George T. Haymaker, Jr.,
               Charles E. Hurwitz, Ezra G. Levin, Robert Marcus,
               Robert J. Petris

    To withhold authority to vote for any individual nominee(s) while voting for the remainder, write the name of the nominee(s) for which authority is withheld in the space below:
    -----------------------------------------------------------

     FOR ALL             WITHHOLD
     NOMINEES            FROM ALL
     (except as          NOMINEES
     marked to the
     contrary)

        /  /                 /  /

2.  Approval of the Kaiser 1995 Executive Incentive Compensation
    Program

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponements thereof, hereby revoking any direction heretofore given by the undersigned.

    FOR  AGAINST  ABSTAIN
    / /  / /      / /

                       Please sign name(s) exactly as printed hereon. If stock is held in the name of more than one person, EACH person should sign. Executors, administrators, trustees, etc. should give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:------------------------, 1995

                       ---------------------------------------
                       Signature

                       ---------------------------------------
                       Signature if held jointly

                       ---------------------------------------
                       Title